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EXHIBIT 23.1

CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 26, 2003, relating to the consolidated financial statements of The Thomson Corporation, which appears in The Thomson Corporation's Annual Report on Form 40-F for the year ended December 31, 2002. We also consent to the incorporation by reference of our Comments by Auditors for United States Readers on Canada — United States of America Reporting Differences dated February 26, 2003, which appears in such Form 40-F.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

Toronto, Canada
May 15, 2003

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CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS